Exhibit 10.10

This TRUST AGREEMENT relating to HF2 CLASS B TRUST, dated as of February 22, 2013 is by and among R. BRUCE CAMERON, as Depositor, WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as Trustee, and HF2 FINANCIAL MANAGEMENT INC., a Delaware corporation.

In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

1.01 Definitions. Capitalized terms set forth below shall have the following meanings when used in this Agreement:

“Actual Knowledge” means the actual knowledge of any Authorized Officer of the Trustee.

“Advisory Board” means the duly appointed and constituted Advisory Board of the Company, as it exists from time to time.

“Affiliate” of any Person means any other Person controlling, controlled by or under common control with such Person. Control shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Agreement” means this Trust Agreement, as such may be amended and supplemented from time to time.

“Authorized Officer” means any officer within the corporate trust department of the Trustee (or any successor group of such entity) including any vice president, second vice president, assistant secretary or any other officer of such entity customarily performing such functions similar to those performed by the persons who at the time shall be such officers, or to whom any matter is referred because of his or her knowledge of and familiarity with the particular subject and who in each case shall have direct responsibility for the administration of this Agreement.

“Board of Directors” means the duly elected and constituted Board of Directors of the Company, as it exists from time to time.

“Business Day” means a day on which the Trustee and banks located in New York City and Delaware are open for the purpose of conducting commercial business.

“Certificate of Trust” shall have the meaning set forth in Section 2.01 hereof.

“Certificate Register” shall have the meaning set forth in Section 2.05(c) hereof.

“Certificate Registrar” shall have the meaning set forth in Section 2.05(c) hereof.

“Certificateholder” means the registered holder of a Certificate in the Trust.

“Certificate” means each trust certificate substantially in the form of Exhibit A hereto, evidencing a beneficial ownership interest in the Trust.

“Class B Stock” means the Class B common stock of the Company, par value $0.000001 per share.

“Company” means HF2 Financial Management Inc., a Delaware corporation.

“Company Trust Account” means the trust account with Continental Stock Transfer & Trust Company established by the Company at the consummation of the Company’s initial public offering of its Class A common stock to hold a portion of the proceeds from the Company’s initial public offering and related private placement.

“Corporate Trust Office” of the Trustee means the principal office of the Trustee in Delaware at which at any particular time its corporate trust business shall be principally administered, which office currently is located at 1100 North Market Street, Wilmington, Delaware 19890. Attention: HF2 Class B Trust.

“Delaware Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq., as the same may be amended from time to time.

“Depositor” means R. Bruce Cameron.

“Director” means each of the duly elected and serving members of the Board of Directors of the Company, from time to time.

“Initial Certificateholders” means Healey Associates LLC, Healey Family Foundation, Randall S. Yanker, T. Robert Burke and Kenneth L. Rilander.

“Initial Contribution” is defined in Section 2.03(a) hereof.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Lien” means any lien, mortgage, security interest, pledge, charge, equity or claim of others or encumbrance of any kind.

“Majority Directors” means a majority of the Directors.

“Person” means an individual, a corporation, a partnership, a joint stock company, a joint venture, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Relevant UCC” means the Uniform Commercial Code as in effect in the applicable jurisdiction.

“Shares” shall have the meaning set forth in Section 2.02(a)(i) hereof.

“Trust” means the trust existing pursuant to this Agreement, designated as HF2 Class B Trust.

“Trust Property” means the Shares and all money, instruments and other property deposited and held in the Trust pursuant hereto, including all proceeds thereof.

“Trustee” means Wilmington Trust, National Association, a national banking association acting not in its individual capacity, but solely as trustee hereunder, and any banking corporation that shall have become its successor pursuant to Section 6.04 hereof.

As used in this Agreement, unless specified to the contrary in such document, the definitions set forth above or referred to below (1) shall apply equally to both the singular and plural forms of the terms defined; (2) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; and (3) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.

ARTICLE II

Declaration of Trust; Issuance and Transfer of Certificates; Duties of Trustee

2.01 Declaration of Trust.

The Trust shall be designated as “HF2 Class B Trust.” It is the intention of the parties hereto (i) that the Trust governed by this Agreement constitute a statutory trust under the Delaware Trust Statute; and (ii) that this Agreement constitute the governing instrument of such statutory trust. The parties to this Agreement intend that the Trust created under this Agreement be treated as a partnership for federal income tax purposes at any time two or more Persons own beneficial interests in the Certificates; at any time one Person owns a 100% beneficial interest in the Certificates, the parties to this agreement intend that the Trust be disregarded as an entity separate from such Person for federal income tax purposes. The provisions hereof shall be interpreted accordingly and no party hereto shall take a contrary position for federal income tax purposes. The Trustee and the Depositor are hereby authorized to file the Certificate of Trust required by Section 3810 of the Delaware Trust Statute in the Office of the Secretary of State of the State of Delaware (the “Certificate of Trust”). The Trustee and the Certificateholders shall have all the rights, powers and duties set forth herein and in the Delaware Trust Statute with respect to accomplishing the purposes of the Trust.

2.02 Activities of Trust.

(a) Subject to Section 2.08, the Trust shall have the power and authority and is hereby authorized to engage in the following activities:

(i) to receive a contribution of 20,000,000 shares of Class B Stock (the “Shares”) from or on behalf of the Depositor;

(ii) to acquire, own, hold, vote, sell, transfer, assign, pledge, finance, refinance and otherwise deal in or with any or all of its ownership interest in the Shares, in accordance with the terms hereof;

(iii) to issue the Certificates pursuant to this Agreement and to sell or dividend the Certificates to the Initial Certificateholders as provided herein;

(iv) to negotiate, authorize, execute, deliver, assume the obligations under, and perform, any agreement, instrument or document relating to the activities set forth in clauses (i) through (iii) above, and to engage in any other acts and activities and to execute any powers permitted to statutory trusts under the Delaware Trust Statute that are incidental, advantageous or necessary to the foregoing.

(b) Notwithstanding any other provisions of this Agreement and any provision of law that otherwise so empowers the Trust, the Trust shall not engage in any business or activity other than those set forth in subsection (a).

2.03 Initial Capital Contribution of Trust Property; Transfers of Trust Property to Trust.

(a) The Depositor hereby sells, assigns, transfers, conveys and sets over to the Trust, as of the date hereof, the Shares (the “Initial Contribution”). The Trust hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which Initial Contribution shall constitute the initial Trust Property. To evidence the Trust’s ownership of the Shares, the Depositor has caused the Trust to be named as the owner of the Shares. The Company shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Trustee, promptly reimburse the Trustee for any such expenses paid by the Trustee.

(b) From time to time after the transfer of the Initial Contribution, the Trust shall accept all right, title and interest in any additional Shares transferred to it by the Depositor and such Shares shall be held by the Trust unless and until the Trust has taken action to dispose of or otherwise transfer such Shares pursuant to the terms hereof.

2.04 Appointment of Trustee.

The Depositor hereby appoints Wilmington Trust, National Association as Trustee of the Trust effective as of the date hereof, to have the rights, powers, duties and responsibilities set forth herein, and who shall adhere to such standards of care as specified in this Agreement. Wilmington Trust, National Association hereby accepts its appointment and declares that it shall hold all Trust Property in trust upon and subject to the conditions and obligations set forth herein for the benefit of the Certificateholders. The Trustee shall have all of the rights, powers and duties as set forth in this Agreement.

2.05 Certificates.

(a) Each Certificate shall be executed by manual signature on behalf of the Trustee by one of its Authorized Officers. Certificates bearing the manual signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Trustee, will be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individual has ceased to be so authorized prior to the delivery of such Certificates or does not hold such office at the date of such Certificates. Each Certificate shall be dated the date of its issuance and shall be issued in minimum percentage interests of 1% and integral multiples of 1% in excess thereof.

(b) The owners of the Certificates shall be entitled to all rights provided to them under this Agreement or any applicable supplement and in the Certificate and shall be subject to the terms and conditions contained in this Agreement or any applicable supplement and in the Certificate. A person shall be entitled to the rights and subject to the obligations of an owner of a Certificate hereunder upon such person’s acceptance of a Certificate duly registered in such person’s name pursuant to Section 6.02 hereof.

(c) The Trustee or its designee (the “Certificate Registrar”) shall cause to be kept at its Corporate Trust Office, in accordance with the provisions of Section 6.02 hereof, a register (the “Certificate Register”) in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of the Certificate. The registered Certificateholder shall have the right to inspect the Certificate Register, subject to such reasonable regulations as the Certificate Registrar shall prescribe. The person listed as the owner of a Certificate on the Certificate Register shall be treated as the owner of such Certificate for purposes of this Agreement and otherwise.

(d) Except for the transfer of the Certificate held by the Depositor to the Initial Certificateholders, the Certificates shall not be sold or otherwise transferred or assigned to any Person without the express written consent of the Majority Directors, which may be given or withheld in their sole discretion. If an Initial Certificateholder, or in the case of Healey Associates LLC and Healey Family Foundation, Thomas J. Healey, ceases to be a member of the Advisory Board for any reason, such Initial Certificateholder shall transfer his Certificate as instructed by the Majority Directors, and shall sign such documents and take such actions as are reasonably necessary, in the sole discretion of the Board of Directors, to effectuate such transfer.

(e) Any purported transfer or assignment of a Certificate, or any direct or indirect beneficial interest therein, other than as permitted herein, to the fullest extent permitted by law, shall be null and void and shall not cause any rights to inure to the benefit of the purported transferee. If, notwithstanding this prohibition, a court of competent jurisdiction determines that a transfer of a Certificate has arisen by operation of law, such involuntary transfer, to the fullest extent permitted by law, shall transfer to the transferee only the related Certificateholder’s rights to distributions on the applicable Certificate but such transferee shall not become a substitute registered Certificateholder and shall not succeed to any of the rights of the related Certificateholder other than the right to receive distributions, if any, on the applicable Certificate.

(f) Neither the Trust nor the Trustee shall be required to register the Certificates under the Securities Act of 1933, as amended, or any other state or federal securities law, or to determine whether any purported transfer is in compliance therewith. Each Certificate shall bear a legend setting forth restrictions on transferability substantially as follows:

THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE HOLDER HEREOF, EXCEPT PURSUANT TO THE TERMS OF SECTION 2.05 OF THE TRUST AGREEMENT AND AS PERMITTED UNDER THE ACT AND APPLICABLE STATE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE TRUSTEE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT THE PROPOSED OFFER, SALE OR DISPOSITION IS IN COMPLIANCE WITH THE ACT ANY APPLICABLE STATE SECURITIES LAWS. NO PERSON IS OBLIGATED TO REGISTER THIS CERTIFICATE UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS. ANY SUCH TRANSFER MUST ALSO COMPLY WITH THE PROVISIONS OF SECTION 2.05 OF THE TRUST AGREEMENT.

ANY TRANSFER IN VIOLATION OF ANY OF THE FOREGOING SHALL BE OF NO FORCE AND EFFECT, SHALL BE VOID AB INITIO, AND SHALL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE TRUSTEE OR ANY INTERMEDIARY.

(g) If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate; and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to save it harmless, then the Trustee shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate beneficial interest. In connection with the issuance of any new Certificate under this Section 2.05(g), the Trustee may require the payment by the holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section 2.05(g) shall constitute complete and indefeasible evidence of ownership of a beneficial interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

(h) The Depositor, by execution of this Agreement, and the Certificateholders, by acquisition of their respective Certificates, hereby elect to treat the Certificates as “securities” governed under Article 8 of the Relevant UCC.

2.06 Duties of the Trustee.

(a) Subject to Section 2.08 hereof and the other provisions of this Agreement, the Trustee is hereby authorized to take all actions required or permitted to be taken by the Trust under this Agreement and is hereby directed to comply with the terms of this Agreement. In addition, subject to the other provisions of this Agreement, the Trustee is authorized and directed to execute and deliver on behalf of the Trust, such other documents as the Majority Directors shall request, in each case, in such form as the Majority Directors shall approve as evidenced conclusively by the Trustee’s execution thereof.

(b) The Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Trust Property, to prepare or file any document or report (including any securities or tax filings or reports), or otherwise to take or refrain from taking any action under or in connection with this Agreement except as expressly required by the terms of this Agreement or any applicable supplement or as expressly directed in written instructions pursuant to Section 2.08. The Trustee agrees to perform its duties under this Agreement in good faith and in the best interests of the Trust, but only upon the express terms of this Agreement. Neither the Trustee nor any of its officers, directors, employees, agents or affiliates shall have any implied duties (including law fiduciary duties) or liabilities otherwise existing at law or in equity with respect to the Trust, which implied duties (including fiduciary duties) and liabilities are hereby eliminated.

(c) The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all actions as may be necessary to discharge any Liens on any part of the Trust Property which result from actions by or claims against the Trustee that are not related to the ownership of the Trust Property or any other part of the Trust or the administration of the Trust Property or the transactions contemplated by this Agreement.

(d) The Trustee shall not have any duty to enforce any obligation or promise of any Certificateholder to contribute cash, property or perform services to and for the Trust.

2.07 Instructions of the Depositor.

(a) The Trustee shall only take action or shall refrain from taking action under this Agreement (including the giving or the withholding of any consent) as it shall be directed pursuant to a specific provision of this Agreement or as it shall be directed in writing by the Depositor; provided, the Depositor must, prior to submitting written directions to the Trustee with respect to the sale, transfer or assignment of the Shares, obtain the consent of the Board of Directors with respect to such directions and such directions shall not be contrary to any specific provision contained in this Agreement. The Trustee shall be entitled to conclusively presume that the consent of the Board of Directors shall have been obtained when it receives any written directions from the Depositor.

(b) Without limiting the generality of Section 2.08(a), the Trustee shall:

(i) sell, transfer or assign any or all of the Trust’s ownership interest in the Shares only upon receipt of, and in accordance with, written instructions of the Depositor delivered to the Trustee pursuant to Section 7.04; and

(ii) vote the Shares upon receipt of, and in accordance with, written instructions of the Depositor delivered to the Trustee pursuant to Section 7.04.

(c) If in performing its duties under this Agreement the Trustee is required to decide between alternative courses of action, the Trustee shall consult with the Depositor. If the Trustee is unsure of the application of any provision of this Agreement or any related agreement, then the Trustee may promptly deliver a notice to the Depositor in accordance with the notice provisions of Section 7.04 hereof requesting written instructions as to the course of action desired by it. If the Trustee does not receive such instructions from the Depositor within 10 Business Days after it has delivered such notice, or such shorter period of time set forth in such notice, it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement as it shall deem advisable and in the best interests of the applicable Certificateholders.

2.08 Furnishing of Documents. The Trustee shall furnish to the Depositor promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trustee hereunder (other than documents originated by or otherwise furnished to a Certificateholder).

2.09 Situs of Trust. The Trust will be located and administered in the State of Delaware. All bank accounts maintained by the Trustee on behalf of the Trust shall be held in the name of the Trust and located in the State of Delaware or the State of New York. The Trust shall not have any employees; provided, however, that nothing herein shall restrict or prohibit the Trustee from having employees within or without the State of Delaware. Payments will be received by the Trust only in Delaware or New York, and payments will be made by the Trust only from Delaware or New York. The only office of the Trust will be at the Corporate Trust Office in Delaware.

2.10 Title to Trust Property. Until this Agreement terminates pursuant to Section 7.05 hereof, title to all of the Trust Property shall be vested in the Trust; provided, however, that if the laws of any jurisdiction require that title to any part of the Trust Property be vested in the trustee of the Trust, then, subject to the prior written consent of the Trustee, title to that part of the Trust Property shall be deemed to be vested in the Trustee or any co-trustee or separate trustee, as the case may be, appointed pursuant to Article VII of this Agreement.

2.11 Execution of Trust Instruments. Unless otherwise specifically determined by the Majority Directors or otherwise required by law, formal contracts and agreements of the Trust, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the Trust, and other Trust instruments or documents, shall be executed, signed or endorsed by the Trustee.

ARTICLE III

Representations and Warranties of Depositor

The Depositor hereby represents and warrants that:

3.01 No Conflict. The execution, delivery and performance by the Depositor of this Agreement do not and will not in any material respect (i) violate or contravene any judgment,

injunction, order or decree binding on the Depositor; (ii) violate, contravene or constitute a default under any material agreement, contract, mortgage or other instrument binding on the Depositor; or (iii) result in the creation or imposition of any Lien attributable to the Depositor.

3.02 Consents and Approvals. No consent, approval, authorization or order of, or filing with, any court or regulatory, supervisory or governmental agency or body is required under Delaware law in connection with the execution, delivery and performance by the Depositor of this Agreement or the consummation by the Depositor of the transactions contemplated hereby.

3.03 Title to Trust Property. Upon the sale, assignment or other transfer of any of the Trust Property by or on behalf of the Depositor to the Trust, the Depositor or other transferring Person will have conveyed to the Trust all of its right, title and interest in the Trust Property, free and clear of any Lien arising by reason of ownership of the Trust Property by the Depositor or any action taken or omitted to be taken by the Depositor.

3.04 Binding Effect. This Agreement has been duly and validly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Depositor (assuming that it constitutes a valid and binding agreement of the other parties thereto, enforceable against such parties in accordance with its terms) enforceable against the Depositor in accordance with its terms.

3.05 Investment Company. The Trust is not an investment company which is required to be registered under the Investment Company Act.

ARTICLE IV

Representations and Warranties of Wilmington Trust, National Association

Wilmington Trust, National Association hereby represents and warrants that:

4.01 Good Standing. Wilmington Trust, National Association is a national banking association duly organized, validly existing and in good standing under the laws of the United States with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted. Wilmington Trust, National Association satisfies the provisions of Section 3807(a) of the Delaware Trust Statute, is authorized to exercise corporate trust powers and has a combined capital surplus of at least $50,000,000 and is subject to the supervision or examination by federal or state authorities.

4.02 Power and No Conflicts. The execution, delivery and performance by Wilmington Trust, National Association, in its individual capacity and in its capacity as Trustee hereunder, and the issuance of the Certificates by the Trustee on behalf of the Trust pursuant to this Agreement are within the corporate power of Wilmington Trust, National Association, have been duly authorized by all necessary corporate action on the part of Wilmington Trust, National Association and do not and will not (i) violate or contravene any judgment, injunction, order or decree binding on Wilmington Trust, National Association; (ii) violate, contravene or constitute a default under any provision of the articles of organization or by-laws Wilmington Trust, National Association or of any material agreement, contract, mortgage or other instrument binding on U.S. Bank Trust National Association; or (iii) result in the creation or imposition of any Lien attributable to Wilmington Trust, National Association on the Trust Property, except as are expressly contemplated hereby.

4.03 Consents and Approvals. Other than such filing of the Certificate of Trust as has been or will be made, no other consent, approval, authorization or order of, or filing with, any court or regulatory, supervisory or governmental agency or body is required under Delaware law in connection with the execution, delivery and performance by Wilmington Trust, National Association, in its individual capacity and in its capacity as Trustee hereunder or the issuance of the Certificates by the Trustee on behalf of the Trust pursuant to this Agreement or the consummation by the Trustee of the transactions contemplated hereby or thereby (except as may be required by the Delaware securities laws).

4.04 Binding Effect. This Agreement has been duly and validly authorized, executed and delivered by, and constitutes a valid and binding agreement of, Wilmington Trust, National Association, (assuming that it constitutes a valid and binding agreement of the other parties thereto, enforceable against such parties in accordance with its terms) enforceable against Wilmington Trust, National Association in accordance with its terms.

ARTICLE V

Certain Covenants of Depositor, Certificateholders and the Trust

5.01 Title to Trust Property. Each Certificateholder from time to time is deemed to acknowledge by its acquisition thereof that the Trust owns the Trust Property and each Certificateholder is deemed to agree to refrain from taking any action contrary to such ownership by the Trust.

5.02 Notification of Transfer. Immediately upon the sale or other transfer of any Trust Property to the Trust by or on behalf of the Depositor, the Depositor will make any appropriate notations on its records to indicate that such Trust Property has been sold or transferred to the Trust.

5.03 Investment Company. Neither the Depositor nor any Certificateholder shall take any action which would cause the Trust to become an investment company which would be required to register under the Investment Company Act.

5.04 Certain Business Conduct.

(a) The Trust shall not, except as provided in this Agreement, (i) make or permit to remain outstanding any loan or advance by the Trust to any Person (except for certain adjustments to reflect cash and accrual accounting); (ii) own or acquire any stock or securities of any Person or guarantee any obligation of any Person; or (iii) commingle its assets with the assets of the Company, the Depositor, any Certificateholder or any other Person. The Trust shall not pledge its assets for the benefit of any other entity, and shall not acquire subordinated debt obligations of any other person or entity.

(b) The Trust: (i) will not own any assets, and will not engage in any business, other than the assets and transactions specifically contemplated by this Agreement; (ii) will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation); (iii) will not make any loans or advances to any third party, and will not acquire securities of its Affiliates; (iv) will comply with the provisions of this Agreement and the Certificate of Trust in a manner that would not have a material adverse effect on the Certificates; (v) will do all things necessary to observe organizational formalities and to preserve its existence in a manner that would not have a material adverse effect on the Certificates or any Asset, and will not amend, modify or otherwise change this Agreement or the Certificate of Trust; (vi) will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person; and (vii) will not hold itself out to be responsible for the debts or obligations of any other Person.

ARTICLE VI

Concerning the Trustee and the Trust

6.01 General Matters Relating to Trustee.

(a) The Trustee accepts the trust hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Trust Agreement. The Trustee shall not be personally liable to any Person under any circumstances in connection with any of the transactions contemplated by this Trust Agreement, except that such limitation shall not relieve the Trustee of any personal liability it may have to the Certificateholders or the Trust for the Trustee’s own willful misconduct or gross negligence.

(b) The Trustee may construe any of the provisions of this Agreement, insofar as the same may appear ambiguous or inconsistent with any other provisions hereof, and any such construction by the Trustee in good faith shall not result in liability to the Trustee; provided, however, that this provision shall not protect the Trustee against any liability to which it would otherwise be subject by reason of bad faith, willful misconduct or gross negligence.

(c) The Trustee shall not be liable with respect to any action taken or omitted to be taken by the Trustee in accordance with instructions of the Depositor, the Directors or the Certificateholders in accordance with this Agreement.

(d) The Trustee shall not be responsible for the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or the Company or for the form, character, genuineness, sufficiency, value or validity of any Trust Property or for or in respect of the validity or sufficiency of the Certificates (except for the due execution thereof by the Trustee), and the Trustee shall in any event assume or incur any liability, duty or obligation to the Company, the Depositor, or any Certificateholder, other than as expressly provided for herein.

(e) The Trustee shall promptly notify the Board of Directors and the applicable Certificateholders of any legal action taken by any Person with respect to the Trust of which it has Actual Knowledge. The Trustee shall be under no obligation to institute, conduct or defend any litigation, arbitration or other proceeding under this Trust Agreement or otherwise or in relation to this Trust Agreement (including, without limitation, in respect of any claim made relating to the Trust Property, the Shares or the Company). The Trustee may, but shall be under no duty to, undertake such action as it may deem necessary at any and all times, without any further action by the applicable Certificateholders, to protect the Trust Property and the rights and interests of the applicable Certificateholders pursuant to the terms of this Agreement.

(f) The Trustee, in the exercise or administration of the trusts and powers hereunder, may, at the expense of the Trust, employ agents, attorneys, accountants and auditors and enter into agreements with any of them and the Trustee shall not be liable for the supervision of or the default or misconduct of, or for following the advice of, any such agents, attorneys, accountants or auditors if such agents, attorneys, or accountants or auditors shall have been selected by it with reasonable care.

(g) The Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence on the date hereof other than the State of Delaware becoming payable by the Trustee; or (iii) subject the Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of any transactions contemplated by this Agreement by the Trustee.

(h) The Trustee shall have no liability for the failure of any Person to reflect the Trust or the Trustee on behalf of the Trust on its records as the record holder of the Shares as contemplated by this Trust Agreement.

(i) The Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper (any of which may be delivered to the Trustee (by facsimile or electronically) believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter in any such document as long as the Trustee has otherwise satisfied its obligations under this Trust Agreement.

(j) The Trustee shall not be personally liable for (x) special, consequential or punitive damages, however styled, including, without limitation, lost profits, or (y) any losses due to forces beyond the reasonable control of the Trustee, including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

(k) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

(l) All funds deposited with the Trustee hereunder may be held in a non-interest bearing trust account and the Trustee shall not be liable for any interest thereon.

(m) Each of the parties hereto hereby agrees and, as evidenced by its acceptance of any benefits hereunder, any Certificateholder agrees that the Trustee in any capacity has not provided and will not provide in the future, any advice, counsel or opinion regarding the tax, financial, investment, securities law or insurance implications and consequences of the formation, funding and ongoing administration of the Trust.

6.02 Books and Records; Mailings to Certificateholders. The Trustee shall keep at its Corporate Trust Office a record of the name and address of the Certificateholders, and such records shall be open to inspection by any Certificateholder at all reasonable times during usual business hours of the Trustee.

6.03 Compensation and Indemnification of the Trustee.

(a) The Trustee shall be entitled to, and the Company shall pay to the Trustee, an annual trustee fee equal to $6,500 for the services of the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and reimbursement for all reasonable out-of-pocket expenses, disbursements and advances incurred by such Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation, reasonable expenses and reasonable disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may be incurred or arise out of the gross negligence or willful misconduct of the Trustee.

(b) The Company agrees to indemnify the Trustee or any of its officers, directors, employees or agents for, and to hold each of them harmless against, any and all losses and liabilities, obligations, damages, penalties, taxes (excluding any taxes payable by Wilmington Trust, National Association on or measured by any compensation for services rendered by the Trustee under this Agreement), claims, actions, suits or out-of-pocket expenses or costs of any kind and nature whatsoever incurred or arising out of or in connection with the acceptance or administration of this Trust, including the reasonable costs and out-of-pocket expenses of defending itself against any claim of liability in the premises, except to the extent that the same may be incurred or arise out of the gross negligence or willful misconduct of the Trustee or for the Trustee’s failure to use ordinary care to disburse funds pursuant to Section 2.04 hereof. In the event that the Company fails to pay the Trustee as required pursuant to this Agreement (including, without limitation, the provisions of Sections 2.03 and 6.03(a) and (b) hereof) within ten (10) Business Days after receipt of written demand therefor from the Trustee, the Trustee may deduct any such amounts of cash that may be included in the Trust Property.

The obligations of the Company to indemnify the Trustee, and the Trustee’s right to be compensated and be reimbursed for the reasonable out-of-pocket expenses, disbursements and advances of the Trustee pursuant to Sections 6.03(a) and (b) hereof, shall survive the termination of this Agreement pursuant to Section 7.05 hereof or the resignation or removal of the Trustee hereunder.

(c) The Trustee shall not be required to take or refrain from taking any action under this Agreement (other than giving of notices) unless the Trustee shall have been indemnified by the Company, in manner and form reasonably satisfactory to the Trustee, against any liability, fee, cost or expense (including attorneys’ fees) which may be incurred or charged in connection therewith, except to the extent the same may be incurred or arise out of the gross negligence or willful misconduct of the Trustee or the Trustee’s failure to use ordinary care to disburse funds pursuant to this Agreement. The Trustee shall not be required to take any action if the Trustee shall reasonably determine, or shall have been advised by counsel, that such action is likely to result in personal liability, or is contrary to the terms hereof or of any document contemplated hereby to which the Trustee is a party or otherwise contrary to law.

6.04 Resignation, Discharge or Removal of the Trustee; Successor.

(a) The Trustee may resign and be discharged of the trust created by this Agreement by executing an instrument in writing, filing the same with the Board of Directors and mailing a copy of a notice of resignation to each Certificateholder then of record, not less than thirty (30) days before the date specified in such instrument when, subject to Section 6.04(c) hereof, such resignation is to take effect. Upon receiving such notice of resignation, the Board of Directors shall use its best efforts promptly to appoint a successor Trustee in the manner and meeting the qualifications hereinafter provided by written instrument or instruments executed by the Majority Board and delivered pursuant to Section 7.04 to such resigning Trustee and the successor Trustee. The Majority Board may remove the Trustee for any reason and appoint a successor Trustee, by written instrument or instruments delivered to the Trustee so removed and the successor Trustee.

(b) In case at any time the Trustee shall resign and no successor Trustee shall have been appointed within thirty (30) days after notice of such resignation has been filed and mailed as required by Section 6.04(a) hereof, the resigning Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

(c) Any successor Trustee appointed hereunder shall promptly execute and deliver to the Board of Directors and the retiring Trustee an instrument accepting such appointment hereunder, and the successor Trustee without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named the Trustee herein and shall be bound by all the terms and conditions of this Agreement.

Upon the request of the successor Trustee, the retiring Trustee shall, upon payment of all amounts due the retiring Trustee, execute and deliver an instrument transferring to the successor Trustee all the rights and powers of the retiring Trustee; and the retiring Trustee shall transfer, deliver and pay over to the successor Trustee all of the Trust Property at the time held by it, if any, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the retiring Trustee in the administration hereof as may be requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. Any resignation or removal of a Trustee and appointment of a successor Trustee pursuant to this Section 6.04 shall become effective upon such acceptance of appointment by the successor Trustee.

(d) Any business entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

(e) Upon the occurrence of any of the events described in this Section 6.04 that requires an amendment to the Certificate of Trust under the Delaware Trust Statute, the successor Trustee shall cause an amendment to the Certificate of Trust to be filed with the Secretary of State, in accordance with the provisions of Section 3810 of the Delaware Trust Statute, indicating the change with respect to the Trustee’s identity.

6.05 Qualification of the Trustee. The Trustee shall at all times be a banking corporation or national banking association organized and doing business under the laws of the United States, or any state thereof, with a principal place of business in the State of Delaware and having all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on a trust business and having at all times an aggregate capital, surplus and undivided profits of not less than $50,000,000.

6.06 Appointment of Additional Trustees. At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property may at the time be located, the Trustee, by an instrument in writing, may appoint one or more individuals or corporations to act as separate trustees of all or any part of the Trust Property to the full extent that local law makes it necessary for such separate trustees to act alone.

6.07 Not Acting in Individual Capacity. Except as otherwise expressly provided herein, in acting hereunder, Wilmington Trust, National Association acts solely as Trustee and not in its individual capacity; and, except as so provided, all persons, having any claim against Wilmington Trust, National Association by reason of the transactions contemplated hereby shall look only to the Trust Property for payment or satisfaction thereof; provided, however, that the provisions of Article VII shall not protect Wilmington Trust, National Association (in either capacity) against any liability to which it would otherwise be subject by reason of (i) willful misconduct or gross negligence in the performance of its duties; (ii) the inaccuracy of any representation or warranty contained in Article IV hereof expressly made by Wilmington Trust, National Association; (iii) liabilities arising from the failure by Wilmington Trust, National Association to perform obligations expressly undertaken by it in the last sentence of Section 2.07(b); or (iv) taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the Trustee in connection with any of the transactions contemplated by this Agreement; provided, that the Trustee in either capacity shall not be responsible for any special, indirect or consequential damages of any kind whatsoever.

6.08 Decisions by the Trustee. Subject to the provisions of Sections 2.08(a) and (b), the Trustee shall make all decisions relating to the actions of the Trust independent of the applicable Certificateholders.

6.09 Waiver Against Trust Account. Notwithstanding anything to the contrary in this Agreement, the Trustee hereby waives any right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Company Trust Account and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Company Trust Account for any reason whatsoever.

ARTICLE VII

Miscellaneous

7.01 Benefit of Agreement. All the representations, warranties, covenants and agreements contained in this Agreement by or on behalf of the Company, the Depositor, any Certificateholder or the Trustee shall bind and inure to the benefit of their respective successors and assigns and the Certificateholders from time to time, whether so expressed or not.

7.02 Severability. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates.

7.03 Amendments and Waivers. This Agreement may not be amended, and compliance with any provision hereof may not be waived by the Depositor, the Trustee, the Company or the Certificateholders, unless such amendment or waiver is consented to by the Trustee and the Company and is otherwise in compliance with Section 2.08(a) hereof.

7.04 Notices. Any notice, demand, consent, direction or instruction to be given to the Trustee under this Agreement shall be in writing and shall be duly given if mailed or delivered to its Corporate Trust Office or such other address as shall be specified by the Trustee in a notice to the Board of Directors given in accordance with this Section 7.04.

Any notice, demand, direction or instruction to be given to the Board of Directors or the Company under this Agreement shall be in writing and shall be duly given if mailed or delivered to the Company at 999 18th Street, Suite 3000, Denver Colorado, 80202, Attention: Chief Financial Officer, or at such other address as shall be specified by the Company to the other parties to the Agreement in writing.

Any notice or other communication to be given to any Certificateholder under this Agreement shall be in writing and shall be duly given if mailed or delivered to each such Certificateholder outstanding at the time such notice or other communication is given at the address for such Certificateholder contained in the records maintained by the Trustee pursuant to Section 6.02 hereof. If mailed, any notice or other communication shall be effective 48 hours after being deposited in the United States mail, first class postage prepaid.

7.05 Termination of This Agreement; No Power to Revoke or Withdraw Trust Property.

(a) The Trust shall dissolve immediately upon a determination by the Majority Directors to dissolve the Trust (a “Dissolution Event”). The Depositor shall provide certification to the Trustee as to the occurrence of a Dissolution Event. In connection with the winding up of the Trust, the Trust shall pay or make reasonable provision for the payment of all claims and obligations of the Trust, including all contingent, conditional or unmatured claims, known to the Trust, and all claims and obligations that are known to the Trust but for which the identity of the claimant is unknown. The Trustee shall, after payment to creditors, distribute the assets of the Trust to the Depositor. Upon the winding up of the Trust and compliance with Section 3808(e) of the Delaware Trust Statute, the Depositor shall provide written direction to the Trustee, and the Trustee shall, at the expense of the Company, cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Delaware Secretary of State in accordance with the provisions of Section 3810(c) of the Delaware Act. Upon the filing of the certificate of cancellation, the Trust and this Trust Agreement (other than those provisions of Article IV which by their express terms shall survive) shall terminate and be of no further force or effect.

(b) Except as expressly provided in Section 7.05(a) hereof, no Depositor, Certificateholder or any other Person shall be entitled to revoke or terminate the Trust established hereunder.

7.06 Nature of Interest in Trust Property. Neither the Depositor nor any Certificateholder shall have legal title to any part of the Trust Property and shall only be entitled to receive distributions with respect to their beneficial interest in the Trust Property pursuant to Section 2.04 hereof as expressly provided herein. No transfer, by operation of law or otherwise, of any right, title and interest of the Depositor or of any Certificateholder, held by the Depositor or such other holder, shall operate to terminate this Agreement or the trusts hereunder or entitle any successor transferee to an accounting or to the transfer to it of legal title to any part of the Trust Property.

7.07 GOVERNING LAW. THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PROVISIONS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

7.08 Counterparts. This Agreement may be executed and delivered in any number of counterparts, and such counterparts taken together shall constitute one and the same instrument.

7.09 Limitations on Rights of Others. Nothing in this Agreement, whether express or implied, shall be construed to give to any person other than the Trustee or the Certificateholders any legal or equitable right, remedy or claim in the Trust Property, or to give any person other than the Trustee, the Certificateholders, the Board of Directors or the Company any legal or equitable right, remedy or claim under or in respect of the Trust, in respect of this Agreement or any covenants, conditions or provisions contained herein.

7.10 References to Sections. References to sections used herein shall refer to sections of this Agreement unless otherwise specified herein.

7.11 Consent to Jurisdiction; Waiver of Immunities. The Trustee, the Depositor, the Company and each Certificateholder hereby irrevocably submit to the jurisdiction of the Courts of the State of Delaware or the United States Federal Courts sitting therein, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Trust Agreement. The Trustee, the Company and each Certificateholder irrevocably consent to the service of any and all process to them buy registered or certified mail at their respective address designated in Section 6.6 of this Agreement or in listed in the Certificate Registrar. In addition, the Depositor, the Company and each Certificateholder hereby irrevocably waives to the fullest extent permitted by law any objection which they may now or hereafter have to the laying of venue in any such action or proceeding in the Courts of the State of Delaware or the United States Federal Courts sitting therein, and hereby further irrevocably waive any claim that any such forum is an inconvenient forum. Each Certificateholder, the Depositor, the Company and the Trustee agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

/s/ R. Bruce Cameron
R. Bruce Cameron, as Depositor

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick J. Donahue
	Name:	Patrick H. Donahue
	Title:	Vice President

HF2 FINANCIAL MANAGEMENT INC., the Company

By:	/s/ R. Bradley Forth
	Name:	R. Bradley Forth
	Title:	EVP & CFO

[Signature page to Trust Agreement]

EXHIBIT A - FORM OF CERTIFICATE

THE BENEFICIAL INTEREST IN THE TRUST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE DIRECTLY OR INDIRECTLY OFFERED OR SOLD OR OTHERWISE DISPOSED OF (INCLUDING PLEDGED) BY THE HOLDER HEREOF, EXCEPT PURSUANT TO THE TERMS OF SECTION 2.05 OF THE TRUST AGREEMENT AND AS PERMITTED UNDER, THE ACT AND APPLICABLE STATE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE TRUSTEE MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT THE PROPOSED OFFER, SALE OR DISPOSITION IS IN COMPLIANCE WITH THE ACT ANY APPLICABLE STATE SECURITIES LAWS. NO PERSON IS OBLIGATED TO REGISTER THIS CERTIFICATE UNDER THE SECURITIES ACT OR ANY STATE SECURITIES LAWS. ANY SUCH TRANSFER MUST ALSO COMPLY WITH THE PROVISIONS OF SECTION 2.05 OF THE TRUST AGREEMENT.

ANY TRANSFER IN VIOLATION OF ANY OF THE FOREGOING SHALL BE OF NO FORCE AND EFFECT, SHALL BE VOID AB INITIO, AND SHALL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE TRUSTEE OR ANY INTERMEDIARY.

HF2 CLASS B TRUST

No. 1

THIS CERTIFIES THAT                      (the “Owner”) is the registered owner of a     % undivided beneficial interest in HF2 Class B Trust (the “Trust”), a statutory trust, existing under the laws of the State of Delaware pursuant to the Trust Agreement (the “Agreement”; the terms herein are used as therein defined) dated as of                  , 2013, as such may be amended and supplemented from time to time, among R. Bruce Cameron, as Depositor, Wilmington Trust, National Association, as Trustee, and HF2 Financial Management Inc. Wilmington Trust, National Association, not in its individual capacity but solely in its fiduciary capacity as Trustee, has executed this Certificate by one of its duly authorized signatories as set forth below.

This is one of the Certificates referred to in the within-mentioned Agreement and is issued under and is subject to the terms, provisions and conditions of the Agreement to which the owner of this Certificate by virtue of the acceptance hereof agrees and by which the owner hereof is bound. Reference is hereby made to the Agreement for a statement of the rights of the Certificateholder, as well as for a statement of the terms and conditions of the Trust created by the Agreement.

THIS CERTIFICATE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ANY OTHERWISE APPLICABLE CONFLICT OF LAW PROVISIONS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be executed as of the date hereof by one of its Authorized Officers, by his or her manual signature. This Certificate shall not be valid or enforceable for any purpose until it shall have been so signed by an Authorized Officer of Wilmington Trust, National Association.

Dated:

HF2 CLASS B TRUST

By: WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee of HF2 Class B Trust

By:
Name:
Title:

A-2